UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 23, 2022

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 N. Harwood Street, Suite 2200

Dallas, TX 75201

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CONE	The NASDAQ Global Select Market
1.450% Senior Notes due 2027	CONE27	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on November 14, 2021, CyrusOne Inc., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cavalry Parent L.P., a Delaware limited partnership (“Parent”), and Cavalry Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Company”).

On March 25, 2022 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Maryland General Corporation Law and the Delaware Limited Liability Company Act, the Merger was consummated. At the effective time of the Merger (the “Effective Time”), the separate limited liability company existence of Merger Sub ceased, and the Company survived the Merger as a wholly owned subsidiary of Parent.

Item 1.01 Entry Into a Material Definitive Agreement

US Revolving Credit Agreement

On March 25, 2022, Parent entered into a credit agreement (the “U.S. Revolving Credit Agreement”), among Parent, as borrower, the lenders party thereto (the “Revolver Lenders”), Goldman Sachs Bank USA, as administrative agent, Goldman Sachs Bank USA, as collateral agent, Goldman Sachs Bank USA, Barclays Bank plc, Wells Fargo Bank, N.A., and KKR Capital Markets LLC as global coordinating lead arrangers and joint lead bookrunners, Citigroup Global Markets Inc. as coordinating lead arranger and joint lead bookrunner, and BMO Capital Markets Corp., Banco Santander, S.A., Societe Generale, Sumitomo Mitsui Banking Corporation and TD Securities (USA) LLC as joint lead arrangers and joint bookrunners. Proceeds from the U.S. Revolving Credit Agreement were available on the Closing Date to fund certain funding shortfalls and transaction expenses in connection with the Merger, to fund certain reserves, to fund working capital adjustments and reimbursements for capital expenditures pursuant to the Merger Agreement, and will be available from and after the Closing Date for working capital and any general corporate purpose, including to repay the obligations outstanding of certain of Parent’s subsidiaries under certain existing debt facilities and to cash collateralize certain outstanding letters of credit. The obligations under the U.S. Revolving Credit Agreement are secured by certain pledged equity interests held by Parent and certain of its subsidiaries which own land or unencumbered real estate assets located in each case in the U.S. (each such subsidiary, a “Revolver Guarantor”).

The U.S. Revolving Credit Agreement provides for a $1,500,000,000 senior secured multi-currency revolving credit facility (the “Revolving Credit Facility”) of which up to $200,000,000 may be used to issue letters of credit. The U.S. Revolving Credit Agreement also includes an accordion feature pursuant to which Parent is permitted to obtain additional revolving commitments so long as the ratio of the consolidated total net debt to consolidated property value of certain real property held by Parent and its subsidiaries does not exceed a certain percentage on a pro forma basis. The Revolving Credit Facility provides for borrowings in U.S. Dollars, Euros, Pounds Sterling, Canadian Dollars, Japanese Yen and Swiss Francs.

The interest rates for borrowings under the U.S. Revolving Credit Agreement are, at the option of the borrower, based on a floating rate or base rate, plus a margin on floating rate loans and on base rate loans. The U.S. Revolving Credit Agreement includes certain covenants, representations and events of default customary for debt facilities of this type.

In connection with the U.S. Revolving Credit Agreement, the Revolver Guarantors entered into a guarantee agreement (the “Revolver Guarantee Agreement”) pursuant to which the Revolver Guarantors have provided a guarantee of Parent’s obligations under the U.S. Revolving Credit Agreement, the Revolver Guarantors entered into a pledge agreement (the “Revolver Pledge Agreement”) pursuant to which the Revolver Guarantors have pledged certain equity interests as collateral for Parent’s obligations under the U.S. Revolving Credit Agreement, and Parent and the Revolver Guarantors entered into a first lien intercreditor agreement (the “First Lien Intercreditor Agreement”) which sets forth customary terms with respect to the exercise of remedies between the secured creditors under the U.S. Revolving Credit Agreement and other first lien secured parties.

Balance Sheet Loan Agreement

On March 25, 2022, certain subsidiaries of CyrusOne LP, a Maryland limited partnership (“CyrusOne LP”) (such subsidiaries collectively, the “Balance Sheet Borrower”), entered into a loan agreement (the “Balance Sheet Loan Agreement”), among the Balance Sheet Borrower, as borrower, the lenders party thereto (the “Balance Sheet Lenders”), Goldman Sachs Bank USA, as administrative agent (the “Balance Sheet Administrative Agent”), BMO Capital Markets Corp., Banco Santander, S.A., Societe Generale, Sumitomo Mitsui Banking Corporation and TD Securities (USA) LLC as joint lead arrangers and joint bookrunners. Proceeds from the Balance Sheet Loan Agreement were used, among other things, to pay a portion of the purchase price in connection with the Merger and for other corporate purposes. The loan is secured by the Balance Sheet Borrower’s interest in those certain real estate assets identified in the Balance Sheet Loan Agreement (collectively, the “Balance Sheet Property”).

The Balance Sheet Loan Agreement provides for a loan in the maximum principal amount of $5,500,000,000, comprised of (i) an initial advance in the amount of $4,500,000,000 (the “Balance Sheet Initial Advance”), and (ii) up to $1,000,000,000 of future advances (the “Balance Sheet Future Advance”) to be used by Balance Sheet Borrower for certain capital improvement, tenant improvement and leasing costs incurred in connection with the Balance Sheet Property. The Balance Sheet Initial Advance was disbursed to the Balance Sheet Borrower on March 25, 2022, along with a portion of the Balance Sheet Future Advance. The Balance Sheet Loan Agreement provides for borrowing in U.S. Dollars.

The interest rate for borrowing under the Balance Sheet Loan Agreement is based on Term SOFR, plus a margin. The Balance Sheet Loan Agreement includes requirements to maintain certain financial ratios, with failure to maintain such ratios resulting in cash management, and customary covenants, representations and events of default.

In connection with the Balance Sheet Loan Agreement, CyrusOne LP entered into (i) a guaranty agreement (the “Balance Sheet Guaranty Agreement”) pursuant to which CyrusOne LP guarantees the nonrecourse carveout obligations of the Balance Sheet Borrower under the Balance Sheet Loan Agreement and (ii) an Environmental Indemnity Agreement (the “Balance Sheet Environmental Indemnity”) pursuant to which CyrusOne LP is obligated (together with the Balance Sheet Borrower) to indemnify the Balance Sheet Administrative Agent and the Balance Sheet Lenders for any losses sustained on account of environmental matters.

Short Tenor Loan Agreement

On March 25, 2022, certain subsidiaries of CyrusOne LP (collectively, the “Short Tenor Borrower”), entered into a loan agreement (the “Short Tenor Loan Agreement”), among the Short Tenor Borrower, as borrower, the lenders party thereto (the “Short Tenor Lenders”), Goldman Sachs Bank USA, as administrative agent (the “Short Tenor Administrative Agent”), BMO Capital Markets Corp., Banco Santander, S.A., Societe Generale, Sumitomo Mitsui Banking Corporation and TD Securities (USA) LLC as joint lead arrangers and joint bookrunners. Proceeds from the Short Tenor Loan Agreement were used, among other things, to pay a portion of the purchase price in connection with the Merger and for other corporate purposes. The loan is secured by the Short Tenor Borrower’s interest in those certain real estate assets identified in the Short Tenor Loan Agreement (collectively, the “Short Tenor Property”).

The Short Tenor Loan Agreement provides for a loan in the maximum principal amount of $3,500,000,000, all of which was disbursed to the Short Tenor Borrower on March 25, 2022. The Short Tenor Loan Agreement provides for borrowing in U.S. Dollars.

The interest rate for borrowing under the Short Tenor Loan Agreement is based on Term SOFR, plus an initial margin, which escalates every six months. The Short Tenor Loan Agreement includes requirements to maintain certain financial ratios, with failure to maintain such ratios resulting in cash management, and customary covenants, representations and events of default.

In connection with the Short Tenor Loan Agreement, CyrusOne LP entered into (i) a guaranty agreement (the “Short Tenor Guaranty Agreement”) pursuant to which CyrusOne LP guarantees the nonrecourse carveout obligations of the Short Tenor Borrower under the Short Tenor Loan Agreement and (ii) an Environmental Indemnity Agreement (the “Short Tenor Environmental Indemnity”) pursuant to which CyrusOne LP is obligated (together with the Short Tenor Borrower) to indemnify the Short Tenor Administrative Agent and the Short Tenor Lenders for any losses sustained on account of environmental matters.

EU Loan Facilities Agreement

On March 25, 2022, CyrusOne Dutch Holdings B.V. (the “EU Loan Borrower”), a subsidiary of CyrusOne LP, entered into a facilities agreement (the “EU Loan Facilities Agreement”), among the EU Loan Borrower, as borrower, the lenders party thereto (the “EU Loan Lenders”), Mount Street Mortgage Servicing Limited, as facility agent and security agent and Barclays Bank PLC, Citibank N.A., London Branch, Goldman Sachs Bank USA, Wells Fargo Bank International Unlimited Company, Banco Santander, S.A., BMO Capital Markets Corp, Société Générale S.A., Sumitomo Mitsui Banking Corporation, Brussels Branch, and TD Securities (USA) LLC as joint lead arrangers.

Proceeds from the EU Loan Facilities Agreement were used, among other things, to refinance existing indebtedness of the EU Loan Borrower and for other corporate purposes.  The loan is secured by, among other things, all of the shares in the EU Loan Borrower held by CyrusOne Foreign Holdings LLC (“EU Loan Foreign Holdings”) and the EU Loan Borrower’s interest in certain subsidiaries of the EU Loan Borrower.

The EU Loan Facilities Agreement provides for drawings in euro and sterling in the maximum principal amount of €839,438,251 and £412,702,434 (respectively), to be used by EU Loan Borrower related to certain data-centre assets in England, Ireland, the Netherlands and Germany.  The EU Loan Initial Advance was disbursed to EU Loan Borrower on March 25, 2022, along with a portion of the EU Loan Future Advance.

The interest rate for borrowing under the EU Loan Facilities Agreement is based on EURIBOR for amounts drawn in euro and SONIA for amounts drawn in sterling, plus an initial margin.  The EU Loan Facilities Agreement includes no default financial covenants and customary representations, undertakings and events of default.

In connection with the EU Loan Facilities Agreement, CyrusOne LP entered into a guarantee agreement (the “EU Loan Guarantee Agreement”) pursuant to which CyrusOne LP guarantees payment to the EU Loan Lenders in the event of certain voluntary bankruptcy events in respect of EU Loan Foreign Holdings.

Item 1.02 Termination of a Material Definitive Agreement

On the Closing Date, in connection with the consummation of the Merger and the entry into the U.S. Revolving Credit Agreement, Balance Sheet Loan Agreement, Short Tenor Loan Agreement and EU Loan Facilities Agreement, all of the outstanding loans under the Credit Agreement, dated as of March 29, 2018, by and among CyrusOne LP, as borrower, the subsidiary borrowers from time to time party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended on March 31, 2020 and as further amended prior to the date hereof, the “Existing Credit Agreement”), which initially provided for (i) a $1.4 billion senior unsecured multi-currency revolving credit facility, (ii) senior unsecured term loans due 2023 in a dollar equivalent principal amount of $400.0 million and (iii) senior unsecured term loans due 2025 in a principal amount of $700.0 million, were paid in full (together with accrued interest and unpaid fees and expenses related thereto but excluding certain customary contingent obligations and existing letters of credit which were cash collateralized or otherwise backstopped), all commitments to extend credit under the Existing Credit Agreement were terminated and all guarantees and security interests in respect of the Existing Credit Agreement and all other related loan documents were released. The Company did not incur any material early prepayment or termination penalties as a result of such terminations.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information in the Introductory Note above is incorporated by reference into this Item 2.01.

As described above, at the Effective Time and in accordance with the Merger Agreement, (i) Parent completed its previously announced acquisition of the Company, (ii) the Company became a wholly owned subsidiary of Parent and (iii) each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (a) shares of Company Common Stock held by Parent or Merger Sub, which were canceled, and (b) shares of Company Common Stock owned by any direct or indirect wholly owned subsidiary of the Company or Parent (other than Merger Sub), which were, at the election of Parent, either converted into shares of common stock of the Surviving Company or canceled) was converted into the right to receive an amount in cash equal to $90.50 (the “Merger Consideration”), without interest.

In addition, at the Effective Time, other than as described below, equity awards, consisting of stock options and restricted stock units with respect to Company Common Stock, restricted shares of Company Common Stock and LTIP Units of CyrusOne LP, were vested (to the extent unvested) and converted into the right to receive the Merger Consideration, less the exercise price in the case of stock options, plus the amount of any accrued dividend equivalents with respect to such equity awards, to the extent applicable. In determining the vesting level for purposes of the foregoing, all performance criteria was deemed achieved at the maximum levels.

Notwithstanding the foregoing, equity awards granted to employees after the date of the Merger Agreement were converted into cash-based awards at the Effective Time, based on the Merger Consideration, and remained outstanding and continue to vest in accordance with their terms.

The Merger Consideration was funded through equity contributions received by Parent and with proceeds from debt financing.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 15, 2021, the terms of which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing

The information in the Introductory Note above and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, the Company notified the NASDAQ Global Select Market (together with the NASDAQ Stock Market LLC, “Nasdaq”) that trading in the Company Common Stock should be suspended and listing of the Company Common Stock on Nasdaq should be removed. Trading of the Company Common Stock on Nasdaq was suspended at the end of after-market trading on March 24, 2022. The Company has requested that Nasdaq file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Company notified Nasdaq that it expects to voluntarily delist its outstanding 1.450% Senior Notes due 2027 (the “2027 Notes”) from Nasdaq. The Company expects to file with the SEC an application on Form 25 to delist and deregister the 2027 Notes under Section 12(b) of the Exchange Act on or around April 4, 2022. Following the effectiveness of the Form 25 related to the 2027 Notes, the Company intends to file with the SEC a Form 15 requesting the termination of registration of the Company Common Stock and 2027 Notes under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13(a) and 15(b) of the Exchange Act with respect to the Company Common Stock and 2027 Notes.

Item 3.03 Material Modification to Rights of Security Holders

The information in the Introductory Note above and in Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant

The information in the Introductory Note above and in Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change of control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the consummation of the Merger, each of Lynn A. Wentworth, David H. Ferdman, Alex Shumate, John W. Gamble Jr., T. Tod Nielsen, Denise Olsen and William E. Sullivan ceased to be directors of the Company.

Additionally, effective as of the Effective Time, Waldemar Szlezak and Will Brilliant became directors of the Company.

Prior to the Closing Date, David H. Ferdman, Katherine Motlagh, John P. Hatem and Robert M. Jackson each entered into an agreement with Parent and the Company, pursuant to which they agreed that their previously disclosed deal retention bonuses would be cancelled. In addition, the agreements provide for the grant to such individuals of an equity interest in Parent or one of its subsidiaries or affiliates following the Closing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, the charter and bylaws of the Company were amended and restated in the forms filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 8.01 Other Events

Redemption and Satisfaction and Discharge of Notes

On March 25, 2022, following the Effective Time, (i) CyrusOne LP and CyrusOne Finance Corp., a Maryland corporation and a wholly owned subsidiary of CyrusOne LP (together with CyrusOne LP, the “2019 Indenture Issuers”), delivered notices to Wells Fargo Bank, N.A., as trustee (the “Trustee”), under the Indenture, dated as of December 5, 2019 (as amended and supplemented from time to time, the “2019 Indenture”), by and among the 2019 Indenture Issuers, the Company, as the guarantor, the Trustee, and, in the case of the Third Supplemental Indenture dated as of January 22, 2020 to the 2019 Indenture, Deutsche Bank Trust Company Americas, as paying agent and security registrar, and (ii) CyrusOne Europe Finance DAC, a designated activity company organized under the laws of Ireland (the “2021 Indenture Issuer” and, together with the 2019 Indenture Issuers, the “Issuers”), delivered a notice to Deutsche Bank AG, London Branch (the “Paying Agent”), under the Indenture, dated as of May 26, 2021 (as amended, the “2021 Indenture” and together with the 2019 Indenture, the “Indentures”), among the 2021 Indenture Issuer, the Company, as the guarantor, the Trustee, the Paying Agent, and Deutsche Bank Trust Company Americas, as security registrar and authenticating agent, in each case notifying the Trustee and the Paying Agent, as applicable, of their election to redeem in full (the “Redemption”) on April 11, 2022 all of the outstanding (a) 2.900% Senior Notes due 2024 (the “2024 Notes”) issued by the 2019 Indenture Issuers, (b) 2027 Notes issued by the 2019 Indenture Issuers, (c) 3.450% Senior Notes due 2029 (the “2029 Notes”) issued by the 2019 Indenture Issuers, (d) 2.150% Senior Notes due 2030 (the “2030 Notes”) issued by the 2019 Indenture Issuers and (e) 1.125% Senior Notes due 2028 (the “2028 Notes” and, together with the 2024 Notes, the 2027 Notes, the 2029 Notes and the 2030 Notes, the “Notes”) issued by the 2021 Indenture Issuer.

The Issuers have delivered and irrevocably deposited funds with the Trustee in connection with the satisfaction and discharge of the Issuers’ respective obligations under each Indenture (the “Discharge”). The Issuers have instructed the Trustee and Paying Agent, as applicable, to provide notice of the Redemption and the Discharge to the holders of each series of Notes. The Redemption and the Discharge will be made pursuant to the terms of each Indenture.

This Current Report on Form 8-K does not constitute notice of redemption under the optional redemption provisions of the Indentures nor does it constitute an offer to sell, or the solicitation of an offer to buy, any securities. In addition, this Current Report on Form 8-K is neither an offer to purchase, nor the solicitation of an offer to sell, any securities, including the Notes.

Press Release

On March 25, 2022, the Company issued a press release announcing the consummation of the Merger and the pending delisting of the 2027 Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated November 14, 2021, among CyrusOne Inc., Cavalry Parent L.P. and Cavalry Merger Sub LLC. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by CyrusOne Inc. on November 15, 2021).

3.1	Second Amended and Restated Charter of CyrusOne Inc.

3.2	Second Amended and Restated Bylaws of CyrusOne Inc.

99.1	Press Release, dated March 25, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: March 25, 2022	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary